As filed with the U.S. Securities and Exchange Commission on September 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON FEDERAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-1661606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Pike Street

Seattle, Washington 98101

(206) 624-7930

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul Tyler

General Counsel

Washington Federal, Inc.

425 Pike Street

Seattle, Washington 98101

(206) 624-7930

(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:

Steven Kaplan, Esquire

Arnold & Porter LLP

555 Twelfth Street, NW

Washington, DC 20004

(202) 942-5998

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(l)
Common Stock, $1.00 par value per share	—	—	—	—

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS

Common stock

This prospectus relates to the offer and sale from time to time of shares of our common stock. We will provide the specific terms of these offerings in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WFSL.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section of this prospectus and the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 14, 2009.

You should rely only on the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

About this prospectus

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where you can find more information” for more information.

In this prospectus, “Washington Federal,” “we,” “our,” “ours,” and “us” refer to Washington Federal, Inc., which is a savings and loan holding company headquartered in Seattle, Washington, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Washington Federal Savings” mean Washington Federal Savings and Loan Association, which is our principal banking subsidiary.

Forward-looking statements

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of U.S. securities laws. In addition, Washington Federal and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about Washington Federal’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Washington Federal and its subsidiaries, including Washington Federal Savings.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. Washington Federal undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Washington Federal. Any investor in Washington Federal should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where you can find more information,” all of which are accessible on the SEC’s website at http://www.sec.gov .

About Washington Federal, Inc.

Washington Federal is a savings and loan holding company incorporated under the laws of the State of Washington and the parent company of Washington Federal Savings, a federally chartered savings and loan association with 150 full service banking offices located in Washington, Oregon, Idaho, Arizona, Utah, Nevada, New Mexico and Texas. Washington Federal’s principal asset is all of the capital stock of Washington Federal Savings. Washington Federal’s principal executive offices are located at 425 Pike Street, Seattle, Washington 98101 and its telephone number is (206) 624-7930. Our Internet address is http://www.washingtonfederal.com. Our website is not part of this prospectus.

Risk factors

An investment in the shares of common stock offered pursuant to this prospectus involves risks. Before acquiring any such shares, you should carefully consider the risk factors in any prospectus supplement as well as risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Use of proceeds

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to use the net proceeds we receive from sales of the securities offered by this prospectus for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities, including shares of our common or preferred stock; acquisitions and other business opportunities.

Description of common stock

General

The following is a brief description of our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated articles of incorporation, as amended, a copy of which has been filed with the registration statement, of which this prospectus is a part and is also available upon request from us.

Shares of our common stock are not redeemable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Authorized shares

We have 300,000,000 shares of authorized common stock, $1.00 par value per share, of which 88,093,799 shares were outstanding as of September 10, 2009.

Voting rights

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Our common stock is currently our only class of voting securities. Our board of directors may, however, authorize one or more classes or series of preferred stock with voting rights. Holders of our common stock have the right to cumulate votes in the election of directors.

Dividend rights

We will pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. In addition, because we rely primarily on dividends from Washington Federal Savings to pay dividends on our common stock, our ability to pay dividends will be reduced if Washington Federal Savings is restricted from paying dividends by the Office of Thrift Supervision. See “Supervision and Regulation” in our Annual Report on Form 10-K for the year ended September 30, 2008, which is incorporated by reference in this prospectus.

No preemptive rights

Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, or any conversion, redemption or sinking fund rights.

Liquidation rights

Holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata our assets, if any, available for distribution after the payment of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation. Any series of preferred stock, upon issuance, will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be, fixed by our board of directors.

Restrictions on ownership

Federal law generally provides that no person or company, acting directly or indirectly or through or in concert with one or more other persons, may acquire “control” of a savings and loan holding company, such as Washington Federal, without the prior approval of the U.S. Office of Thrift Supervision (“OTS”). Generally, a person or a company will be deemed to “control” a savings and loan holding company if, among other things, it

•	acquires more than 25% of any class of the voting securities of the savings and loan holding company; or

•	controls the election of a majority of the directors of the savings and loan holding company.

A person or company will be deemed to control, subject to rebuttal, a savings and loan holding company if it

•	acquires more than 10% of any class of voting stock of the savings and loan holding company; or

•	acquires more than 25% of any class of stock (voting or non-voting) of the savings and loan holding company and in each of case is subject to any of the control factors established by the OTS.

In addition, a person or company will be deemed to control, subject to rebuttal, a savings and loan holding company if it holds any combination of voting stock and proxies representing more than 25% of any class of voting stock of the savings and loan holding company that enables it to:

•	elect one-third or more of the savings and loan holding company’s board of directors;

•	cause the savings and loan holding company’s stockholders to approve an acquisition or corporate reorganization; or

•	exert a continuing influence on a material aspect of the business operations of the savings and loan holding company.

Washington state anti-takeover statute

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless:

•

the prohibited transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition; or

•

the prohibited transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares) at or subsequent to the acquiring person’s share acquisition.

An acquiring person is defined as a person or group of persons that beneficially own 10% or more of the voting securities of the target corporation. Such prohibited transactions include, among other things:

•	certain mergers, or consolidations with, disposition of assets to, or issuances of stock to or redemption of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” are only permitted, if they comply with certain “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. As a Washington corporation, we are not permitted to “opt out” of this statute.

Listing

Our common stock is listed on the Nasdaq Global Select Market.

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Plan of distribution

At the time of offering any shares, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those shares.

We may sell shares:

•	through underwriters or dealers;
•	directly to one or a limited number of institutional purchasers; or
•	through agents.

Each prospectus supplement with respect to a series of shares will set forth the terms of the offering of those shares, including the name or names of any underwriters or agents, the price of such shares and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those shares may be listed.

If underwriters are used in the sale, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. We may offer the shares to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly through one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the shares offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell shares either directly to one or more institutional purchasers, or through agents designated by us from time to time. Any agent involved in the offer or sale of the shares will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may engage in transactions with us or perform services for us in the ordinary course of business.

Legal matters

The validity of the shares offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington.

Experts

The consolidated financial statements and the effectiveness of our internal control over financial reporting, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.washingtonfederal.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended September 30, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed October 27, 2008, October 28, 2008, November 17, 2008 and May 28, 2009; and

•	The description of our common stock contained in Form 8-B filed pursuant to the Exchange Act on January 26, 1995.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Washington Federal, Inc.

425 Pike Street

Seattle, Washington 98101

Attention: Edwin C. Hedlund

(206) 624-7930

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by Washington Federal. All amounts shown are estimates.

SEC registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Other	$	**

Total expenses	$	**

*	In accordance with Rule 456(b), we are deferring payment of the registration fee.

**	To be provided as applicable by amendment or in a filing pursuant to the Exchange Act and incorporated herein by reference

Item 15.	Indemnification of Directors and Officers.

Section 23B.08.320 of the Washington Business Corporation Act (“WBCA”) provides that the personal liability of directors and officers to a corporation imposed by Section 23B.08.310 of the WBCA may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. In Article VI of our Bylaws, we have elected to indemnify and hold harmless our directors and officers to the extent permitted by law. Thus, our directors or officers are not personally liable to us or our shareholders for monetary damages for conduct as a director or officer, except for liability (i) for acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (ii) for conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) for any transaction for which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which such person was not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors or officers, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

Section 23B.08.560 of the WBCA provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the WBCA, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct or a knowing violation of law, (ii) for conduct violating Section 23B.08.310 of the WBCA, or (iii) for any transaction from which the indemnitee will personally receive a benefit in money, property or services to which such person is not legally entitled.

Pursuant to Article VI of our Bylaws, we will, subject to certain exceptions, indemnify and defend our directors, officers or employees against all expense, liability or loss actually and reasonable incurred or suffered in connection with any actual or threatened action, suit or proceeding relating to service for or at our request, including without limitation, liability under the Securities Act. We will not indemnify a director or officer from or on account of acts or omissions of such person which are finally adjudged to be intentional misconduct or a knowing violation of the law, for conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or for any transaction with respect to which it is finally adjudged that such person personally received a benefit in money, property or services to which he or she was not entitled.

Also, pursuant to Article VI of our Bylaws, we may, by action of our Board of Directors, provide indemnification and pay expenses to our directors, officers, employees and agents or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling Washington Federal pursuant to the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Restated Articles of Incorporation dated December 19, 1994

3.2	Articles of Amendment to the Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K filed on November 22, 2006 and incorporated herein by reference)

3.3	Articles of Amendment to the Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2008 and incorporated herein by reference)

3.4	Bylaws effective as of January 1, 1995

5.1	Opinion of Perkins Coie LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors

*	To be filed by amendment, as an exhibit to a report on Form 8-K or by any other applicable filing with the SEC and incorporated herein by reference

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington, on September 14, 2009.

WASHINGTON FEDERAL, INC.

By:	/s/ Roy M. Whitehead
Roy M. Whitehead Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 14, 2009.

Signature	Title
* Roy M. Whitehead	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)

* Brent J. Beardall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* John F. Clearman	Director

* Derek L. Chinn	Director

* James J. Doud, Jr.	Director

* H. Dennis Halvorson	Director

* Anna C. Johnson	Director

Thomas J. Kelley	Director

* Thomas F. Kenney	Director

* Charles R. Richmond	Director

* Barbara L. Smith	Director

*By:	/s/ Roy M. Whitehead
Roy M. Whitehead as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Restated Articles of Incorporation dated December 19, 1994

3.2	Articles of Amendment to the Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K filed on November 22, 2006 and incorporated herein by reference)

3.3	Articles of Amendment to the Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2008 and incorporated herein by reference)

3.4	Bylaws effective as of January 1, 1995

5.1	Opinion of Perkins Coie LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors

*	To be filed by amendment, as an exhibit to a report on Form 8-K or by any other applicable filing with the SEC and incorporated herein by reference